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                      INTERNAP NETWORK SERVICES CORPORATION
                      1998 STOCK OPTION/STOCK ISSUANCE PLAN

                     AMENDED AND RESTATED SEPTEMBER 20, 2000


                                   ARTICLE I

                               GENERAL PROVISIONS

    SECTION 1.  PURPOSE

            This 1998 Stock Option/Stock Issuance Plan is intended to promote the interests of InterNAP Network Services Corp. (the "Corporation") by providing eligible individuals who are responsible for the management, growth and financial success of the Corporation or who otherwise render valuable services to the Corporation with the opportunity to acquire a proprietary interest, or increase their proprietary interest, in the Corporation and thereby encourage them to remain in the service of the Corporation.

            Capitalized terms used herein shall have the meanings ascribed to such terms in Section 6 of this Article I.

   SECTION 2.  STRUCTURE OF THE PLAN

            The Plan shall be divided into two separate components: the Option Grant Program specified in Article II and the Stock Issuance Program specified in Article III. The provisions of Articles I, IV and V of the Plan shall apply to both the Option Grant Program and the Stock Issuance Program and shall accordingly govern the interests of all individuals in the Plan.

   SECTION 3.  ADMINISTRATION OF THE PLAN

       (a) The Plan shall be administered by the Board. The Board at any time may appoint a Committee and delegate to such Committee some or all of the administrative powers allocated to the Board pursuant to the provisions of the Plan. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board at any time may terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

       (b) The Plan Administrator (either the Board or the Committee, to the extent the Committee is at the time responsible for the administration of the
Plan) shall have full power and authority (subject to the provisions of the
Plan) to establish such rules and regulations as it may deem appropriate for the proper plan administration and to make such determinations under, and issue such interpretations of, the Plan and any outstanding option grants or share issuances as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding option or share issuance.

       (c) At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Corporation wishes to comply with Section 162(m) of the Code and/or) (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

   SECTION 4.  OPTION GRANTS AND SHARE ISSUANCES

       (a) The persons eligible to receive option grants pursuant to the Option Grant Program (each an "Optionee") and/or share issuances under the Stock Issuance Program (each a "Participant") are limited to the following:

            (1) key employees (including officers and directors) of the Corporation (or its Parent or Subsidiary corporations, if any) who render services that contribute to the success and growth of the Corporation (or its Parent or Subsidiary corporations), or that reasonably may be anticipated to contribute to the future success and growth of the Corporation (or its Parent or Subsidiary corporations);

            (2) the non-employee members of the Board or the non-employee members of the board of directors of any Parent or Subsidiary corporations; and

            (3) those consultants or independent contractors who provide valuable services to the Corporation (or its Parent or Subsidiary corporations, if any).

       (b)  The Plan Administrator shall have full authority to determine:
(i) with respect to the option grants made under the Plan, which eligible individuals are to receive option grants, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding, and (ii) with respect to share issuances under the Stock Issuance Program, the number of shares to be issued to each Participant, the vesting schedule (if any) to be applicable to the issued shares, and the consideration to be paid by the individual for such shares.

       (c) The Plan Administrator shall have the absolute discretion either to grant options in accordance with Article II of the Plan or to effect share issuances in accordance with Article III of the Plan.

   SECTION 5.  STOCK SUBJECT TO THE PLAN

       (a) The stock issuable under the Plan shall be shares of the Corporation's authorized but unissued or reacquired Common Stock (the "Common Stock"). The


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maximum number of shares that may be issued over the term of the Plan shall not exceed four million thirty-five thousand (4,035,000) shares of Common Stock. The total number of shares issuable under the Plan shall be subject to adjustment from time to time in accordance with the provisions of Section 5(c).

       (b) Shares subject to (i) the portion of one or more outstanding options that are not exercised or surrendered prior to expiration or termination and (ii) outstanding options canceled in accordance with the cancellation-regrant provisions of Section 5 of Article II will be available for subsequent option grants or stock issuances under the Plan. Shares issued under either the Option Grant Program or the Stock Issuance Program (whether as vested or unvested shares) that are repurchased by the Corporation shall not be available for subsequent option grants or stock issuances under the Plan.

       (c) If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Corporation (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Corporation), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Article I, Section 5(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(e), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Corporation shall not be treated as a transaction "without receipt of consideration" by the Corporation.)

       (d) Common Stock issuable under the Plan, whether under the Option Grant Program or the Stock Issuance Program, may be subject to such restrictions on transfer, repurchase rights or other restrictions as may be determined by the Plan Administrator.

       (e) Subject to the provisions of Article I, Section 5(c) relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted options covering more than two million (2,000,000) shares of Common Stock during any calendar year.

   SECTION 6.  DEFINITIONS

            The following definitions shall apply to the respective capitalized terms used herein:

            BOARD means the Board of Directors of InterNAP Network Services
Corp.

            CAUSE shall have such meaning as is defined in the Participant's employment or consulting agreement with a Paticipating Company. If the Participant does not have an employment or consulting agreement with a Paticipating Company, or if such agreement does not define the term "Cause," then the term "Cause" shall mean: (i) misconduct or dishonesty that materially adversely affects a Paticipating Company, including without limitation (A) an act


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materially in conflict with the financial interests of a Paticipating
Company, (B) an act that could damage the reputation or customer relations of a Paticipating Company, (C) an act that could subject a Paticipating Company to liability, (D) an act constituting sexual harassment or other violation of the civil rights of coworkers, (E) failure to obey any lawful instruction of the Board or any officer of a Paticipating Company and (F) failure to comply with, or perform any duty required under, the terms of any confidentiality, inventions or non-competition agreement the Participant may have with a Paticipating Company, or (ii) acts constituting the unauthorized disclosure of any of the trade secrets or confidential information of a Paticipating Company, unfair competition with a Paticipating Company or the inducement of any customer of a Paticipating Company to breach any contract with a Paticipating Company. The right to exercise any Option shall be suspended automatically during the pendency of any investigation by the Board or its designee, and/or any negotiations by the Board or its designee and the Participant, regarding any actual or alleged act or omission by the Participant of the type described in this section.

            CHANGE IN CONTROL means the transaction described in Article V, Section (b), which is referred to as a Change in Control or Corporate transaction.

            CODE means the Internal Revenue Code of 1986, as amended.

            COMMITTEE means either the Compensation Committee of the Board or another committee comprised of two or more members thereof and appointed pursuant to the Plan to function as the Plan Administrator.

            CORPORATION means InterNAP Network Services Corp., a Washington corporation.

            CORPORATE TRANSACTION means the transaction described in Article V, Section (b), which is referred to as a Change in Control or Corporate Transaction.

            COVERED EMPLOYEE means the chief executive officer and the four
(4) other highest compensated officers of the Corporation for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

            EMPLOYEE means an individual who is in the employ of the Corporation or one or more Parent or Subsidiary corporations. An optionee shall be considered to be an Employee for so long as such individual remains in the employ of the Corporation or one or more Parent or Subsidiary corporations, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

            EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

            EXERCISE DATE shall be the date on which written notice of the exercise of an outstanding option under the Plan is delivered to the Corporation. Such exercise shall be effected pursuant to a stock purchase agreement incorporating any repurchase rights or first refusal rights retained by the Corporation with respect to the Common Stock purchased under the option.


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            FAIR MARKET VALUE of a share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

            (a) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

            (b) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the Fair Market Value shall be the mean between the highest bid and the lowest asked prices (or if such information is available the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ National Market System or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid and lowest asked prices (or closing selling price) on the last preceding date for which such quotations exist shall be determinative of Fair Market Value.

            (c) If the Common Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, or if the Plan Administrator determines that the valuation provisions of subsections (a) and (b) above will not result in a true and accurate valuation of the Common Stock, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate under the circumstances.

            INCENTIVE OPTION means an incentive stock option that satisfies the requirements of Section 422 of the Code.

            NON-EMPLOYEE DIRECTOR means a Director who either (i) is not a current Employee or Officer of the Corporation or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Corporation or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

            NON-STATUTORY OPTION means an option not intended to meet the statutory requirements prescribed for an Incentive Option.

            OFFICER means a person who is an officer of the Corporation within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.


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            OUTSIDE DIRECTOR means a Director who either (i) is not a current employee of the Corporation or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the
Code), is not a former employee of the Corporation or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Corporation or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Corporation or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

            PARENT corporation means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            PARTICIPATING COMPANY means the Corporation, a Parent, or a Subsidiary.

            PERMANENT DISABILITY means the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expect to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

            PLAN means this 1998 Stock Option/Stock Issuance Plan.

            PLAN ADMINISTRATOR means the Board or the Committee, to the extent the Committee is responsible for plan administration in accordance with Article I, Section 3.

            RULE 16b-3 means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

            SECURITIES ACT means the Securities Act of 1933, as amended.

            SERVICE means the performance of services for the Corporation or one or more Parent or Subsidiary corporations by an individual in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor, unless a different meaning is specified in the option agreement evidencing the option grant, the purchase agreement evidencing the purchased option shares or the issuance agreement evidencing any direct stock issuance. An optionee shall be deemed to remain in Service for so long as such individual renders services to the Corporation or any Parent or Subsidiary corporation on a periodic basis in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor.

            STOCK AWARD means any right granted under the Plan including an Incentive Stock Option, Non-Statutory Option or stock issuance.

            STOCK AWARD AGREEMENT means any written agreement between the Corporation and the holder of a Stock Award evidencing the terms and conditions of the Stock Award. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.


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            SUBSIDIARY corporation means each corporation (other than the
Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            TEN PERCENT SHAREHOLDER means the owner of stock (as determined under Section 424(d) of the Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any Parent or Subsidiary corporation.

                                  ARTICLE II

                              OPTION GRANT PROGRAM

   SECTION 1.  TERMS AND CONDITIONS OF OPTIONS

            Options granted pursuant to the Plan shall be authorized by action of the Plan Administrator and, at the discretion of the Plan Administrator, may be either Incentive Options or Non-Statutory Options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, that each such instrument shall comply with and incorporate the terms and conditions specified below. In addition, each instrument evidencing an Incentive Option shall be subject to the applicable provisions of Section 2 of this Article II.

       (a)  OPTION PRICE.

            (1) The option price per share shall be fixed by the Plan Administrator.

            (2) The option price shall become immediately due upon exercise of the option, and subject to the provisions of Article IV, Section 2, shall be payable in cash or check drawn to the Corporation's order. Should the Corporation's outstanding Common Stock be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act") at the time the option is exercised, then the option price may also be paid as follows:

                 (A) in shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                 (B) through a special sale and remittance procedure pursuant to which the Optionee is to (i) provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds, an amount sufficient to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation by reason of such purchase and (ii) concurrently provide written directives to the Corporation to deliver the certificates for the


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       purchased shares directly to such brokerage firm in order to effect the sale transaction.

       (b) TERM AND EXERCISE OF OPTIONS. Each option granted under the Plan shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the notice of grant and stock option agreement evidencing such option. No option granted under the Plan, however, shall have a term in excess of ten (10) years from the grant date. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution following the Optionee's death.

       (c)  TERMINATION OF SERVICE.

            (1) Should the Optionee cease to remain in Service for any reason (including death or Permanent Disability) while holding one or more outstanding options under the Plan, then except to the extent otherwise provided pursuant to Section 6 of this Article II, each such option shall remain exercisable for the limited period of time (not to exceed twelve (12) months after the date of such cessation of Service) specified by the Plan Administrator in the option agreement. In no event, however, shall any such option be exercisable after the specified expiration date of the option term. During such limited period of exercisability, the option may not be exercised for more than that number of shares (if any) for which such option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of such period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

            (2) Any option granted to an Optionee under the Plan and exercisable in whole or in part on the date of the Optionee's death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. The maximum number of shares for which such option may be exercised shall be limited to the number of shares (if any) for which the option is exercisable on the date of the Optionee's cessation of Service. Any such exercise of the option must be effected prior to the EARLIER of the first anniversary of the date of the Optionee's death or the specified expiration date of the option term. Upon the occurrence of either such event, the option shall terminate and cease to be exercisable.

            (3) Notwithstanding subsections (1) and (2) above, the Plan Administrator shall have discretion, exercisable either at the time the option is granted or at the time the Optionee ceases Service, to allow one or more outstanding options held by the Optionee to be exercised, during the limited period of exercisability following the Optionee's cessation of Service, not only with respect to the number of shares for which the option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more subsequent installments of purchasable shares for which the option otherwise would have become exercisable had such cessation of Service not occurred.


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            (4)  Notwithstanding any provision of this Article II or any other provision of this Plan to the contrary, any options granted under this Plan shall terminate as of the date the Optionee ceases to be in the Service of the Corporation if the Optionee was terminated for "cause" or could have been terminated for "cause." If the Optionee has an employment or consulting agreement with the Corporation, the term "cause" shall have the meaning given that term in such employment or consulting agreement. If the Optionee does not have an employment or consulting agreement with the Corporation, or if such agreement does not define the term "cause," the term "cause" shall mean:
(A) misconduct or dishonesty that materially adversely affects the Corporation, including without limitation (i) an act materially in conflict with the financial interests of the Corporation, (ii) an act that could damage the reputation or customer relations of the Corporation, (iii) an act that could subject the Corporation to liability, (iv) an act constituting sexual harassment or other violation of the civil rights of coworkers, (v) failure to obey any lawful instruction of the Board or any officer of the Corporation and (vi) failure to comply with, or perform any duty required under, the terms of any confidentiality, inventions or non-competition agreement the Optionee may have with the Corporation, or (B) acts constituting the unauthorized disclosure of any of the trade secrets or confidential information of the Corporation, unfair competition with the Corporation or the inducement of any customer of the Corporation to breach any contract with the Corporation. The right to exercise any option shall be suspended automatically during the pendency of any investigation by the Board or its designee, and/or any negotiations by the Board or its designee and the Optionee, regarding any actual or alleged act or omission by the Optionee of the type described in this section.

       (d) SHAREHOLDER RIGHTS. An Optionee shall have none of the rights of a shareholder with respect to any shares covered by the option until such Optionee shall have exercised the option and paid the option price.

       (e) REPURCHASE RIGHTS. The shares of Common Stock issued under the Plan shall be subject to certain repurchase rights of the Corporation in accordance with the following provisions:

            (1) (A) The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under the Plan. Should the optionee cease Service or should the Corporation consummate a Corporate Transaction while the optionee is holding such unvested shares, the Corporation shall have the right to repurchase, at the option price paid per share, all or (at the discretion of the Corporation and with the consent of the Optionee) any portion of those such shares. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in an instrument evidencing such right.

                 (B) The repurchase right shall be assignable to any person or entity selected by the Corporation, including one or more of the Corporation's shareholders. If the selected assignee is other than a Parent or Subsidiary corporation, however, then the assignee must make a cash payment to the Corporation, upon the assignment of the repurchase right, in an amount equal to the amount by which the Fair Market Value of the unvested shares at the time


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subject to the assigned right exceeds the aggregate repurchase price payable for such unvested shares.

                 (C) Upon the occurrence of a Corporate Transaction, the Plan Administrator may, at its sole discretion, (i) terminate all or any outstanding repurchase rights under the Plan and thereby cause the shares subject to such rights to vest immediately in full, (ii) arrange for all or any of the repurchase rights to be assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (iii) exercise the Corporation's right to repurchase any unvested shares contemporaneously with the consummation of the Corporate Transaction if such right is provided in the instrument pursuant to which such unvested shares were issued.

            (2) Until such time as the Corporation's outstanding shares of Common Stock are first registered under Section 12(g) of the 1934 Act, the Corporation shall have the right of first refusal with respect to any proposed sale or other disposition by the Optionee (or any successor in interest by reason of purchase, gift or other mode of transfer) of any shares of Common Stock issued under the Plan. Such right of first refusal shall be exercisable by the Corporation (or its assignees) in accordance with the terms and conditions established by the Plan Administrator and set forth in the instrument evidencing such right.

   SECTION 2.  INCENTIVE OPTIONS

            The terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan. Incentive Options may be granted only to individuals who are Employees. Options that are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the following terms and conditions.

            (a) OPTION PRICE. The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the grant date; PROVIDED, if the individual to whom the option is granted is at the time a Ten Percent Shareholder, then the option price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the grant date.

            (b) DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or any Parent or Subsidiary corporation) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of one hundred thousand dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability thereof as Incentive Options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

            (c) OPTION TERM FOR TEN PERCENT SHAREHOLDER. No option granted to a Ten Percent Shareholder shall have a term in excess of five (5) years from the grant date.


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            Except as modified by the  preceding  provisions  of this Section
2, all the provisions of the Plan shall be applicable to the Incentive Options granted hereunder.

   SECTION 3.  CORPORATE TRANSACTION

            (a) The exercisability as incentive stock options under the Federal tax laws of any options accelerated in connection with the Corporate Transaction shall remain subject to the applicable dollar limitation of subsection 2(b) of this Article II.

            (b) The grant of options under this Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

   SECTION 4.  CANCELLATION AND NEW GRANT OF OPTIONS

            The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options under the Plan covering the same or different numbers of shares of Common Stock but having, in the case of an Incentive Option, an option price per share not less than one hundred percent (100%) of such Fair Market Value per share of Common Stock on the new grant date, or, in the case of a Ten Percent Shareholder, not less than one hundred and ten percent (110%) of such Fair Market Value.

   SECTION 5.  EXTENSION OF EXERCISE PERIOD

            The Plan Administrator shall have full power and authority to extend (either at the time the option is granted or at any time that the option remains outstanding) the period of time for which the option is to remain exercisable following the Optionee's cessation of Service, from the limited period set forth in the option agreement, to such greater period of time as the Plan Administrator may deem appropriate under the circumstances. In no event, however, shall such option be exercisable after the specified expiration date of the option term.


                                   ARTICLE III

                             STOCK ISSUANCE PROGRAM

   SECTION 1.  TERMS AND CONDITIONS OF STOCK ISSUANCES

            Shares of Common Stock shall be issuable under the Stock Issuance Program through direct and immediate issuances without any intervening stock option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement ("Issuance Agreement") that complies with the terms and conditions of this Article III.

            (a)  ISSUE PRICE.


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


                 (1) Shares may, in the absolute discretion of the Plan Administrator, be issued for consideration with a value less than one-hundred percent (100%) of the Fair Market Value of the issued shares.

                 (2) Shares shall be issued under the Plan for such consideration as the Plan Administrator shall from time to time determine, provided that in no event shall shares be issued for consideration other than:

                      (A)  cash or check payable to the Corporation,

                      (B) a promissory note in favor of the Corporation, which may be subject to cancellation by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator shall specify, or

                      (C)  services rendered.

            (b)  VESTING SCHEDULE.

                 (1) In the discretion of the Plan Administrator, the interest of a Participant in the shares of Common Stock issued to such Participant under the Plan may be fully and immediately vested upon issuance or may vest in one or more installments in accordance with the vesting provisions of subsection (b)(4) below. Except as otherwise provided in subsection (b)(2), the Participant may not transfer any issued shares in which such Participant does not have a vested interest. Accordingly, all unvested shares issued under the Plan shall bear the restrictive legend specified in Article IV, Section 1, until such legend is removed in accordance with such section. Regardless of whether or not a Participant's interest in such shares is vested, such Participant shall be entitled to exercise all the rights of a shareholder with respect to the shares of Common Stock issued to Participant hereunder, including the right to vote such shares and to receive any cash dividends or other distributions paid or made with respect to such shares. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) that the holder of unvested Common Stock may have the right to receive with respect to such unvested shares by reason of a stock dividend, stock split, reclassification or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration therefor shall be issued subject to (i) the same vesting requirements under subsection (b)(4) applicable to the unvested Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                 (2) As used in this Article III, the term "transfer" shall include (without limitation) any sale, pledge, encumbrance, gift or other disposition of such shares. A Participant shall have the right to make a gift of unvested shares acquired under the Stock Issuance Program to Participant's spouse, parents or issue or to a trust established for such spouse, parents or issue, provided the donee of such shares delivers to the Corporation, at the time of such donee's acquisition of the gifted shares, a written agreement to be bound by all the provisions of the Plan and the Issuance Agreement executed by the Participant.

                 (3) Should the Participant cease Service for any reason while Participant's interest in the Common Stock remains unvested, then the Corporation shall have the


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

right to repurchase, at the original purchase price paid by the Participant, all or (at the discretion of the Corporation and with the consent of the Participant) any portion of the shares in which the Participant is not at the time vested, and the Participant shall thereafter cease to have any further shareholder rights with respect to the repurchased shares.

                 (4) Any shares of Common Stock issued under the Stock Issuance Program that are not vested at the time of such issuance shall vest in one or more installments thereafter. The elements of the vesting schedule, specifically, the performance or service objectives to be completed or achieved, the number of installments in which the shares are to vest, the interval or intervals (if any) that are to lapse between installments and the effect that death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and specified in the Issuance Agreement.

                 (5) In its discretion, the Plan Administrator may elect not to exercise, in whole or in part, its repurchase rights with respect to any unvested Common Stock or other assets that would otherwise at the time be subject to repurchase pursuant to the provisions of subsection (b)(3) above. Such an election shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the election applies.

                 (6) No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until, in the opinion of counsel for the Corporation (or its successor in the event of any Corporate Transaction), there shall have been compliance with all applicable requirements of the securities exchange on which stock of the same class is then listed and all other requirements of Federal and state law or of any regulatory bodies having jurisdiction over such issuance and delivery.

            (c) RIGHT OF FIRST REFUSAL. The Plan Administrator may also in its discretion establish as a term and condition of the issuance of one or more shares of Common Stock under the Stock Issuance Program that the Corporation shall have a right of first refusal with respect to any proposed disposition by the Participant (or any successor in interest by reason of purchase, gift or other mode of transfer) of one or more shares of such Common Stock. Such right of first refusal shall be exercisable by the Corporation (or its assignees) in accordance with the terms and conditions specified in the instrument evidencing such right.


                                    ARTICLE IV

                                  MISCELLANEOUS

   SECTION 1. STOCK LEGEND. Each certificate representing shares of Common Stock (or other securities) issued pursuant to the Plan may bear a restrictive legend substantially as follows:

            (1) "This certificate and the shares represented hereby may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of written agreements between the Corporation and the registered holder


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

                  of the shares (or the predecessor in interest to the shares). Upon written request, the Corporation will furnish without charge a copy of such agreements to the holder hereof."

   SECTION 2.  LOANS

       (a) The Plan Administrator, in its discretion, may assist any Optionee or Participant (including an Optionee or Participant who is an officer or director of the Corporation) in the exercise of one or more options granted to such Optionee under the Article II Option Grant Program or the purchase of one or more shares issued to such Participant under the
Article III Stock Issuance Program, including the satisfaction of any Federal and State income and employment tax obligations arising therefrom, by

            (1) authorizing the extension of a loan from the Corporation to such Optionee or Participant, or

            (2) permitting the Optionee or Participant to pay the option price or purchase price for the purchased Common Stock in installments over a period of years.

       (b) The terms of any loan or installment method of payment (including the interest rate and terms of repayment applicable thereto) shall be established by the Plan Administrator. Loans or installment payments may be granted with or without security or collateral; provided, that any loan made to a consultant or other non-employee advisor must be secured by property other than the purchased shares of Common Stock. In all events the maximum credit available to each Optionee or Participant may not exceed the sum of
(i) the aggregate option price or purchase price payable for the purchased shares (less the par value of such shares rounded up to the nearest whole cent) plus (ii) any Federal and State income and employment tax liability incurred by the Optionee or Participant in connection with such exercise or purchase.

       (c) The Plan Administrator, in its discretion, may determine that one or more loans extended under the financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Board deems appropriate.

   SECTION 3.  AMENDMENT OF THE PLAN AND AWARDS

       (a) The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever; PROVIDED, that no such amendment or modification shall adversely affect the rights and obligations of an Optionee with respect to options at the time outstanding under the Plan, nor adversely affect the rights of any Participant with respect to Common Stock issued under the Plan prior to such action, unless the Optionee or Participant consents to such amendment. In addition, the Board shall not, without the approval of the Corporation's shareholders, amend the Plan to (i) materially increase the maximum number of shares issuable under the Plan (except for permissible adjustments under Article I, Section 5(c)), (ii) materially increase the benefits accruing to individuals who participate in the Plan, or (iii) materially modify the eligibility requirements for participation in the Plan.


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

            (b) Options to purchase shares of Common Stock may be granted under the Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program, which in both instances are in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Option Grant Program or the Stock Issuance Program are held in escrow until the Corporation's shareholders approve an amendment that sufficiently increases the number of shares of Common Stock available for issuance under the Plan. If such shareholder approval is not obtained within twelve (12) months after the date the initial excess stock option grants or direct stock issuances are made, then any unexercised options representing such excess shall terminate and cease to be exercisable and the Corporation shall promptly refund to the Optionees and Participants the option or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) thereon for the period the shares were held in escrow.

   SECTION 4.  EFFECTIVE DATE AND TERM OF PLAN

            (a) The Plan shall become effective when adopted by the Board, but no option granted under the Plan shall become exercisable, and no shares shall be issuable under the Stock Issuance Program, unless and until the Plan shall have been approved by the Corporation's shareholders. If such shareholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then all options previously granted under the Plan shall terminate, and no further options shall be granted and no shares shall be issued under the Stock Issuance Program. Subject to such limitation, the Plan Administrator may grant options under the Plan at any time after the effective date and before the date fixed herein for termination of the Plan.

            (b) The Plan shall terminate upon the earlier of (i) ten years after the adoption of the Plan or (ii) the date on which all shares available for issuance under the Plan have been issued or canceled pursuant to the exercise of options granted under Article II or the issuance of shares under
Article III. If the date of termination is determined under clause (i) above, then no options outstanding on such date under Article II and no shares issued and outstanding on such date under Article III shall be affected by the termination of the Plan, and such securities shall thereafter continue to have force and effect in accordance with the provisions of the stock option agreements evidencing such Article II options and the stock purchase agreements evidencing the issuance of such Article III shares.

   SECTION 5.  USE OF PROCEEDS

            Any cash proceeds received by the Corporation from the issuance of shares of Common Stock under the Plan shall be used for general corporate purposes.

   SECTION 6.  WITHHOLDING

            The Corporation's obligation to deliver shares upon the exercise of any options granted under Article II or upon the purchase of any shares issued under Article III shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

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

   SECTION 7.  REGULATORY APPROVALS

            The implementation of the Plan, the granting of any options under the Option Grant Program, the issuance of any shares under the Stock Issuance Program, and the issuance of Common Stock upon the exercise of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

   SECTION 8.  ACCELERATION OF EXERCISABILITY AND VESTING

            The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.


                                    ARTICLE V

                   CHANGE IN CONTROL OR CORPORATE TRANSACTIONS

       (a) DISSOLUTION OR LIQUIDATION. In the event of a dissolution or liquidation of the Corporation, then all outstanding Options shall terminate immediately prior to such event.

       (b) CERTAIN CHANGES IN CONTROL. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Corporation, (ii) a merger or consolidation in which the Corporation is not the surviving corporation or (iii) a reverse merger in which the Corporation is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (collectively, a "Change in Control" or "Corporate Transaction"), then any surviving corporation or acquiring corporation may assume or continue any Stock Awards outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the shareholders in the transaction described in this paragraph) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume or continue such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

       (c) TERMINATION OF SERVICE FOLLOWING A CHANGE IN CONTROL. Unless otherwise specified in the applicable Stock Award Agreement, in the event of the occurrence of a Change in Control and provided that a participant's Stock Award remains in effect following such Change in Control or is assumed, continued or substituted for any similar stock award in connection with the Change in Control, then, if such participant's Service is terminated by the


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

Corporation without Cause within thirteen (13) months following the effective date of the Change in Control, all Stock Awards held by such participant (or any substituted stock awards) shall, as of the date of such termination of Service, vest in full and become fully exercisable (if applicable) to the extent not previously vested or exercisable. Such Stock Awards shall remain exercisable until they expire in accordance with their terms. For the purposes of this section, Cause shall have the same meaning as is defined in
Article II, Section 1(c)(4).

            (d) SECURITIES ACQUISITION. In the event of an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Corporation or an Affiliate) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Corporation representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Corporation's Board of Directors, then with respect to Stock Awards held by Participants whose Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full. Such Stock Awards shall remain exercisable until they expire in accordance with their terms.

            (e) PARACHUTE PAYMENTS. If any payment or benefit a Participant would receive in connection with a Change in Control from the Corporation or otherwise ("Payment") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Payment shall be reduced to the Reduced Amount. The "Reduced Amount" shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Participant's receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting "parachute payments" is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless the Participant elects in writing a different order (PROVIDED, HOWEVER, that such election shall be subject to Corporation approval if made on or after the effective date of the Change of Control): reduction of cash payments; cancellation of accelerated vesting of stock awards; reduction of employee benefits. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Participant's stock awards unless the Participant elects in writing a different order for cancellation.

            The accounting firm engaged by the Corporation for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Corporation is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Corporation shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Corporation shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

            The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Corporation and Participant within fifteen (15) calendar days after the date on which Participant's right to a Payment arises (if requested at that time by the Corporation or Participant) or at such other time as requested by the Corporation or Participant. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Corporation and Participant with an opinion reasonably acceptable to Participant that no Excise Tax will be imposed with respect to such Payment. Any good faith determination of the accounting firm made hereunder shall be final, binding and conclusive upon the Corporation and Participant.


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